EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT (1) (2) (3)

The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2012, and the places of incorporation or organization thereof, are:

NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION

UNITED STATES
Celeron Corporation	Delaware
Dapper Tire Co., Inc.	California
Divested Atomic Corporation	Delaware
Divested Companies Holding Company	Delaware
Divested Litchfield Park Properties, Inc.	Arizona
*Goodyear Dunlop Tires North America, Ltd.	Ohio
Goodyear Export Inc.	Delaware
Goodyear Farms, Inc.	Arizona
Goodyear International Corporation	Delaware
+Goodyear-SRI Global Purchasing Company	Ohio
+Goodyear-SRI Global Technologies LLC	Ohio
Goodyear Western Hemisphere Corporation	Delaware
Laurelwood Properties Inc.	Delaware
Retreading L Inc.	Delaware
Retreading L, Inc. of Oregon	Oregon
T&WA, Inc.	Kentucky
T&WA of Paris, LLC	Kentucky
Wheel Assemblies Inc.	Delaware
Wingfoot Commercial Tire Systems, LLC	Ohio
Wingfoot Corporation	Delaware

NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION

INTERNATIONAL

Abacom (Pty) Ltd	Botswana
Artic Retreading Limited	Zambia
C.A. Goodyear de Venezuela	Venezuela
+Compania Goodyear del Peru, S.A.	Peru
Compania Goodyear S. de R.L. de C.V.	Mexico
Corporacion Industrial Mercurio S.A. de C.V.	Mexico
+Disfago Grundstücksverwaltungs GmbH & Co. Vermietungs KG	Germany
*Dunglaide Limited	England
*Dunlop Grund und Service Verwaltungs GmbH	Germany
*Dunlop Tyres (Executive Pension Trustee) Limited	England
*Dunlop Tyres Limited	England
*GD Handelssysteme GmbH	Germany
*GD Versicherungsservice GmbH	Germany
+G.I.E. Goodyear Mireval	France
Goodyear Australia Pty Limited	Australia
Goodyear Canada Inc.	Canada
Goodyear Dalian Tire Company Ltd.	China
Goodyear de Chile S.A.I.C.	Chile
Goodyear de Colombia S.A.	Colombia
Goodyear do Brasil Produtos de Borracha Ltda	Brazil
Goodyear & Dunlop Tyres (Australia) Pty Ltd	Australia
Goodyear & Dunlop Tyres (NZ) Limited	New Zealand
*Goodyear Dunlop Sava Tires d.o.o.	Slovenia
*Goodyear Dunlop Tires Amiens Sud SAS	France
*Goodyear Dunlop Tires Austria GmbH	Austria
*Goodyear Dunlop Tires Baltic OU	Estonia
*Goodyear Dunlop Tires Belgium N.V.	Belgium
*Goodyear Dunlop Tires Czech s.r.o.	Czech Republic
*Goodyear Dunlop Tires Danmark A/S	Denmark
*Goodyear Dunlop Tires Espana S.A.	Spain
*Goodyear Dunlop Tires Europe B.V.	Netherlands
*Goodyear Dunlop Tires Finland OY	Finland
*Goodyear Dunlop Tires France	France
*Goodyear Dunlop Tires Germany GmbH	Germany
*Goodyear Dunlop Tires Hellas S.A.I.C.	Greece
*Goodyear Dunlop Tires Hungary Ltd.	Hungary
*Goodyear Dunlop Tires Ireland Ltd	Ireland

NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION

INTERNATIONAL (Continued)

*Goodyear Dunlop Tires Ireland (Pension Trustees) Limited	Ireland
*Goodyear Dunlop Tires Italia SpA	Italy
*Goodyear Dunlop Tires Norge A/S	Norway
*Goodyear Dunlop Tires Operations S.A.	Luxembourg
*Goodyear Dunlop Tires Operations Romania S.r.L.	Romania
*Goodyear Dunlop Tires Polska Sp z.o.o.	Poland
*Goodyear Dunlop Tires Portugal Unipessoal, Lda	Portugal
*Goodyear Dunlop Tires Romania S.r.L.	Romania
*Goodyear Dunlop Tires Slovakia s.r.o.	Slovakia
*Goodyear Dunlop Tires Suisse S.A.	Switzerland
*Goodyear Dunlop Tires Sverige A.B.	Sweden
*Goodyear Dunlop Tires Ukraine	Ukraine
*Goodyear Dunlop Tyres UK Ltd	England
*Goodyear Dunlop Tyres UK (Expatriate Pension Trustees) Limited	England
*Goodyear Dunlop Tyres UK (Pension Trustees) Limited	England
Goodyear Earthmover Pty Ltd	Australia
Goodyear EEMEA Financial Services Center Sp. z.o.o.	Poland
+Goodyear India Ltd	India
Goodyear Industrial Rubber Products Ltd	England
*Goodyear Italiana S.p.A.	Italy
+Goodyear Jamaica Limited	Jamaica
Goodyear Korea Company	Korea
+Goodyear Lastikleri TAS	Turkey
+Goodyear Malaysia Berhad	Malaysia
+Goodyear Marketing & Sales Sdn. Bhd.	Malaysia
Goodyear Maroc S.A.	Morocco
Goodyear Middle East FZE	Dubai
Goodyear Nederland B.V.	Netherlands
Goodyear Orient Company Private Limited	Singapore
+Goodyear Philippines, Inc.	Philippines
Goodyear Russia LLC	Russia
Goodyear S.A.	France
Goodyear S.A.	Luxembourg
Goodyear Servicios y Asistencia Tecnica S. de R.L. de C.V.	Mexico
Goodyear Servicios Comerciales S. de R.L. de C.V.	Mexico
Goodyear South Africa (Pty) Ltd	South Africa
Goodyear South Asia Tyres Private Limited	India

NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION

INTERNATIONAL (Continued)

+Goodyear SRI Global Purchasing Yugen Kaisha	Japan
+Goodyear Taiwan Limited	Taiwan
+Goodyear (Thailand) Public Company Limited	Thailand
Goodyear Tire Management Company (Shanghai) Ltd.	China
Goodyear Tyres Pty Ltd	Australia
Goodyear Tyre and Rubber Holdings (Pty) Ltd	South Africa
Goodyear Tyres Vietnam LLC	Vietnam
Goodyear Wingfoot Kabushiki Kaisha	Japan
Hi-Q Automotive (Pty) Ltd	South Africa
+Holding Rhodanienne du Pneumatique – HRP	France
Kabushiki Kaisha Goodyear Aviation Japan	Japan
*Kelly-Springfield Tyre Company Ltd	England
*Kettering Tyres Ltd	England
*Luxembourg Mounting Center S.A.	Luxembourg
Magister Limited	Mauritius
Mastertreads (Botswana) (Pty) Ltd	Botswana
*Motorway Tyres and Accessories (UK) Limited	England
Neumaticos Goodyear S.r.L.	Argentina
Nippon Giant Tyre Kabushiki Kaisha	Japan
O.T.R. International NZ Limited	New Zealand
Polar Retreading Products (Pty) Limited	South Africa
Portfel Alliance Silesia I Sp. z.o.o.	Poland
Property Leasing S.A.	Luxembourg
+P.T. Goodyear Indonesia Tbk	Indonesia
Rossal No 103 (Pty) Ltd	South Africa
SACRT Trading Pty Ltd	Australia
+Safe-T-Tyre & Exhaust (Pty) Ltd	Lesotho
+Sandton Wheel Engineering (Pty) Limited	South Africa
*Sava Trade d.o.o. Zagreb	Croatia
Servicios y Montajes Eagle S. de R.L. de C.V.	Mexico
+Societe Savoisienne de Rechapage	France
*SP Brand Holding EEIG	Belgium
+SSR-Pneu Savoyard	France
Three Way Tyres & Rubber Distributors (Pty) Ltd	Botswana
+Tire Company Debica S.A.	Poland
+Treadsetters Tyres Limited	Kenya

NAME OF SUBSIDIARY	PLACE OF INCORPORATION OR ORGANIZATION

INTERNATIONAL (Continued)

Tredcor Export Services (Pty) Ltd	South Africa
+Tredcor Kenya Limited	Kenya
Tredcor Limited (Malawi)	Malawi
Tredcor (Zambia) Limited	Zambia
+Tredcor Zimbabwe (Pvt) Limited	Zimbabwe
Trentyre Angola Lda	Angola
TrenTyre Ghana	Ghana
+Trentyre (Lesotho) (Pty) Ltd	Lesotho
Trentyre Mali SA	Mali
+Trentyre Mozambique Lda	Mozambique
Trentyre (Namibia) (Pty) Ltd	Namibia
+Trentyre Properties (Pty) Limited	South Africa
+Trentyre (Pty) Ltd	South Africa
Trentyre Senegal SA	Senegal
Trentyre (Swaziland) (Pty) Limited	Swaziland
+Trentyre Uganda Limited	Uganda
Tren Tyre Holdings (Pty) Ltd	South Africa
Tyre Maintenance Services Ltd	Zambia
Tyre Services (Pty) Ltd	Botswana
*Tyre Services Great Britain Limited	England
+Vulco Developpement	France
+Vulco Truck Services	France
Wingfoot Australia Partner Pty Ltd	Australia
Wingfoot Insurance Company Limited	Bermuda
Wingfoot Mold Leasing Company	Canada
*4 Fleet Group GmbH	Germany

(1)
Each of the subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2)
Each of the subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is directly or indirectly 75% owned by the Registrant; and (ii) in respect of each of the following subsidiaries (marked by a plus preceding its name) Registrant directly or indirectly owns the indicated percentage of such subsidiary's equity capital: Compania Goodyear del Peru, S.A., 78.05%; Disfago Grundstücksverwaltungs GmbH & Co. Vermietungs KG, 70.50%; G.I.E. Goodyear Mireval, 78.57%; Goodyear India Ltd, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri TAS, 74.60%; Goodyear Malaysia Berhad, 51%; Goodyear Marketing & Sales Sdn. Bhd., 51%; Goodyear Philippines, Inc., 88.54%; Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global Technologies LLC, 51%; Goodyear SRI Global Purchasing Yugen Kaisha, 80%; Goodyear Taiwan Limited, 94.22%; Goodyear

(Thailand) Public Company Limited, 66.79%; Holding Rhodanienne du Pneumatique-HRP, 74.99%; P.T. Goodyear Indonesia Tbk, 85%; Safe-T-Tyre & Exhaust (Pty) Ltd., 92%; Sandton Wheel Engineering (Pty) Limited, 92%; Societe Savoisienne de Rechapage, 74.99%; SSR-Pneu Savoyard, 74.99%; Tire Company Debica S.A., 76.40%; Treadsetters Tyres Limited, 60%; Tredcor Kenya Limited, 60%; Tredcor Zimbabwe (Pvt) Limited, 51%; Trentyre (Lesotho) (Pty) Ltd, 92%; Trentyre Mozambique Lda, 70%; Trentyre Properties (Pty) Limited, 92%; Trentyre (Pty) Ltd, 92%; Trentyre Uganda Limited, 60%; Vulco Developpement, 74.99%; Vulco Truck Services, 74.99%.

(3)	Except for Wingfoot Corporation, at December 31, 2012, the Registrant did not have any majority owned subsidiaries that were not consolidated.